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                                                                  EXHIBIT 4.12


                        CHAMPION HEALTHCARE CORPORATION
                   SELECTED EXECUTIVE STOCK OPTION PLAN NO. 5


PREAMBLE. The Board of Directors of Champion Healthcare Corporation adopted the hereinbelow described Selected Executive Stock Option Plan No. 5 effective as of May 25, 1995 and it was approved by the shareholders on __________, 1995.

1.          PURPOSE

            The purpose of this Selected Executive Stock Option Plan No. 5 (the "Plan") is to give the Selected Executive officers ("key executives") of Champion Healthcare Corporation, a Delaware corporation (the "Company"), an opportunity to acquire shares of the common stock of the Company, $.01 par value ("Common Stock"), to provide an incentive for selected executives to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for such selected executives to remain with the Company.

2.          ADMINISTRATION.

            (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12(c)) to a committee of directors (the "Committee") appointed by the Board and composed of not less than two members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 12(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of this Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised.

            (b) POWERS. Within the limits of the express provisions of the Plan, the Board shall determine: (i) the selected executives to whom awards hereunder shall be granted, (ii) the time or times at which such awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Board may take into account the nature of the services rendered by such executives, or classes of executives, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

            (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

            (d) DETERMINATIONS. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

            (e)           NONUNIFORM DETERMINATIONS.  The Board's
                          determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and


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                          provisions of such awards and the agreements
                          evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.          AWARDS UNDER THE PLAN.

            (a) TYPE OF AWARD. Awards under the Plan may be granted in either or both of the following forms: (i) Nonstatutory Stock Options, as described in Section 4, and (ii) Stock Appreciation Rights, as described in Section 6. Nonstatutory Stock Options shall be referred to herein as "Stock Options."

            (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 144,500, subject to adjustment pursuant to Section 8. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

4.          STOCK OPTIONS.

            (a) CONDITIONS. Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following.

                          (i) OPTION PRICE. The option price of each Stock Option to purchase Common Stock shall be determined by the Board, but shall not be less than 80% of the fair market value of the Common Stock subject to such Stock Option on the date of grant or $9.00, whichever is greater.

                          (ii) TERM OF OPTIONS. No Stock Option shall be exercisable after the date ten (10) years and one (1) day from the date such Stock Option is granted.

                          (iii) CONDITIONS OF GRANT. The Board, in its discretion, may, as a condition to the grant of a Stock Option, require a selected executive who is the recipient of such Stock Option to enter into one or more of the following agreements with the Company on or prior to the date of grant of such Option:

                                       a)         A covenant not to compete with
                                                  the Company and its
                                                  subsidiaries which shall
                                                  become effective on the date
                                                  of termination of employment
                                                  of the selected executive with
                                                  the Company and which shall
                                                  contain such terms and
                                                  conditions as shall be
                                                  specified by the Board;


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                                       b)         An agreement to cancel any
                                                  employment agreement, fringe
                                                  benefit or compensation
                                                  arrangement in effect between
                                                  the Company and the selected
                                                  executive.

                                       c)         The D Stockholders Agreement
                                                  dated effective December 31,
                                                  1993 as amended, among the
                                                  Company and Company
                                                  Shareholders set forth in
                                                  Schedule I to that agreement.

If the selected executive shall fail to enter into any such agreement at the request of the Board, then no Stock Option shall be granted hereunder to such selected executive and the number of shares of Common Stock which would have been subject to such Option shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan.

            (b) FORM. The form of the stock option agreement shall subject to paragraph (a) immediately above, be substantially in the form as Exhibit 1 hereto.

5.          PROVISIONS APPLICABLE TO STOCK OPTIONS.

            (a) EXERCISE. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan.

            (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

            (c) CANCELLATION OF STOCK APPRECIATION RIGHTS. The exercise of any Stock Option shall cancel that number, if any, of Stock Appreciation Rights (as defined in Section 6) included in such Stock Option, which is equal to the excess of (i) the number of shares of Common Stock subject to Stock Appreciation Rights included in such Stock Option, over (ii) the number of shares of Common Stock which remain subject to such Stock Option after such exercise.

6.          STOCK APPRECIATION RIGHTS.

            (a) AWARD. If deemed by the Board to be in the best interest of the Company, any Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of grant or thereafter while the Stock Option is outstanding.

            (b) TERMS OF RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Board shall determine; provided that:


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                          (i)          LIMITATIONS.  A Stock Appreciation Right
                                       shall be exercisable to the extent, and
                                       only to the extent, the Stock Option in
                                       which it is included is exercisable and
                                       shall be exercisable only for such
                                       period as the Board may determine (which period may expire prior to the expiration date of such Stock Option).

                          (ii)         SURRENDER OR EXCHANGE.  A Stock
                                       Appreciation Right shall entitle the
                                       optionee to surrender to the Company
                                       unexercised the Stock Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the option price per share specified in such Stock Option, multiplied by the number of shares of Common Stock subject to the Stock Option, or portion thereof, which is so surrendered. The Board shall be entitled to elect to settle any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment to the optionee of cash or by check equal to the aggregate fair market value on the date on which the Stock Appreciation Right is exercised of that part or all of the shares of Common Stock the Company would otherwise be obligated to deliver.

            (c)           CASH SETTLEMENT RESTRICTIONS.

                          (i) Notwithstanding Sections 6(b) and 9 hereof, so long as the grantee of a Stock Appreciation Right is an officer, an owner of 10% or more of an equity security of the Company that is registered under the Securities Exchange Act of 1934, or a director of the Company, the Company's right to elect to settle any part or all of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check shall not apply unless such exercise occurs either: (1) pursuant to the provisions of subsection
                                       (ii) below, or (2) during the period
                                       beginning on the third business day
                                       following the date of release by the
                                       Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

                          (ii) In the event that, pursuant to Section 9, the Company shall cancel all unexercised Stock Options as of the effective date of a merger or other transaction provided therein or in the case of dissolution of the Company, then each Stock Appreciation Right held by an officer, an owner of 10% or more of an equity security of the Company that is registered under the Securities Exchange Act of 1934, or a director of the Company, shall be automatically exercised on such date within 30 days prior to the effective date of such transaction or dissolution as the Board shall determine and, in the absence of such determination, on the last business day immediately prior to such effective date.

7.          TRANSFERABILITY.

            No Stock Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option or Stock Appreciation Right, or levy of attachment or similar process upon the Stock Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. A Stock Option or Stock Appreciation Right may be exercised only by a selected executive during his or her lifetime, or pursuant to Section 11 (c), by his or


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her estate or the person who acquires the right to exercise such Stock Option or Stock Appreciation Right upon his or her death by bequest or inheritance.

8.          ADJUSTMENT PROVISIONS.

            The aggregate number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option and Stock Appreciation Right, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 8 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

9.          DISSOLUTION, MERGER AND CONSOLIDATION.

            Except as otherwise provided in Section 6(c)(ii), upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option and Stock Appreciation Right granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her (1) vested or (2) if specifically provided in the option grant, vested and not vested, wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) or Stock Appreciation Right and, subject to prior expiration pursuant to Section 11(b) or (c), each Stock Option and Stock Appreciation Right shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

10.         EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

            The Plan shall become effective on the date established by the Board of Directors. No grant or award shall be made under the Plan more than ten (10) years from the date of adoption hereof; provided, however, that the Plan and all Stock Options and Stock Appreciation Rights granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

11.         TERMINATION OF EMPLOYMENT.

            (a) Each Stock Option and Stock Appreciation Right shall, unless sooner expired pursuant to Section 11 (b) or
                          (c) below, expire on the first to occur of the date one day after the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

            (b) A Stock Option and Stock Appreciation Right shall expire on the first to occur of the applicable date set forth in paragraph (a) next above and the date that the employment of the selected executive with the Company and all subsidiaries terminates for any reason other than death or disability. Upon receipt of notice of termination of employment, whether written or oral, Optionee shall not thereafter have the right to exercise the Stock Option or Stock Appreciation Rights. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to a former employee, permit the former employee to exercise Stock Options or Stock Appreciation Rights during a period following his or her termination of employment, which period shall not exceed ninety (90) days. In no event, however, may the Board permit a former employee to exercise a Stock Option or Stock Appreciation Right after the expiration date contained in the agreement evidencing such Stock Option or Stock Appreciation Right. Notwithstanding the preceding provisions of this paragraph, if the Board permits a former


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                          employee to exercise Stock Options or Stock
                          Appreciation Rights during a period following his or her termination of employment pursuant to such preceding provisions, such Stock Options or Stock Appreciation Rights shall, to the extent unexercised, expire on the date that such former employee violates (as determined by the Board) any covenant not to compete in effect between the Company and/or its subsidiaries and the former employee.

            (c) If the employment of a selected executive with the Company and all subsidiaries terminates by reason of disability (as determined by the Board) or by reason of death, his or her Stock Options and Stock Appreciation Rights, if any, shall expire on the first to occur of the date set forth in paragraph (a) of this Section 11 or the first anniversary of such termination of employment.

12.         MISCELLANEOUS.

            (a) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may bear such legend as the Board shall deem appropriate.

            (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

            (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option or Stock Appreciation Right granted hereunder or may at any time terminate the Plan, except that, it may not (except to the extent provided in Section 8 hereof):
                          (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or (iv) change the class of employees eligible to be granted Stock Options or Stock Appreciation Rights under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option or Stock Appreciation Right without the consent of the holder thereof.

            (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

            (e) WITHHOLDING TAXES. Upon the exercise of any Stock Option or Stock Appreciation Right, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy an federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

            (f) RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any selected executive or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such selected executive or other optionee.


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            (g)           RIGHTS AS A SHAREHOLDER.  No optionee shall have any
                          right or privileges as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

            (h) LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any selected executive. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and
                          (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any selected executive who takes such leave of absence.

            (i) FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                          (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (10) consecutive trading days immediately preceding such given date;

                          (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and

                          (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

            (j) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

            (k) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options and Stock Appreciation Rights granted hereunder shall be determined in conformity with the laws of the State of Texas.

            (l) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option or Stock Appreciation Right, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

            (m) D STOCKHOLDERS AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to an optionee unless such optionee shall execute (i) the D Stockholders Agreement dated effective in December 31, 1993 as amended, with respect to such Common Stock, a copy of which will be furnished Optionee reasonably prior to any exercise.


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            This Plan, in accordance with Section 10, is effective as of the date evidenced in the Preamble hereof.


                                       CHAMPION HEALTHCARE CORPORATION



                                       By:
                                            --------------------------
                                       Its:
                                            --------------------------





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                        CHAMPION HEALTHCARE CORPORATION
                               SELECTED EXECUTIVE
                             STOCK OPTION AGREEMENT

                              (STOCK OPTION ONLY)

            A Stock Option ("Option") is hereby granted by Champion Healthcare Corporation, a Texas corporation ("Company"), to the Selected Executive named below ("Optionee"), for and with respect to common stock of the Company, $.01 par value per share ("Common Stock"), subject to the following terms and conditions:

            13. TERMS OF OPTION. Subject to the provisions set forth herein and the terms and conditions of the Champion Healthcare Corporation Selected Executive Stock Option Plan No. 5 ("Plan"), the terms of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee: an option to purchase from the Company the number of shares of Common Stock, ("Shares") at the purchase price per share, and with the terms, all as set forth below. At the time of exercise of the Option, payment of the purchase price must be made in cash, or if the committee ("Committee") of the Board of Directors of the Company charged with the administration of the Plan in its discretion agrees to so accept, then by the delivery to the Company of other Common Stock owned by Optionee, valued at its fair market value on the date of exercise, or in some combination of cash and such Common Stock so valued.

Name of Optionee:
Address:
Social Security No.:
Number of Shares
  Subject to Option:
                                           --------------
Option Price Per Share:   $
                           --------------
Value of Common Stock
  at Date of Grant:                        $
                                            -------------
Date of Grant:
                                           --------------
Exercise Schedule:

                                            Exercise Period
         Number of Shares                     Commencement                 Expiration

         -------------------------       ----------------------        -------------------

         -------------------------       ----------------------        -------------------

         -------------------------       ----------------------        -------------------

Accelerated Vesting:      Upon notification by the Company of any event
                          provided for in Section 9 of the Plan, all options not then vested as reflected in the Exercise Schedule herein shall immediately vest.


                 14. EXERCISE. The exercise of the Option is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his execution of this agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company no later than
___________________.

                 If Optionee's employment with the Company and all subsidiaries is terminated for any reason, other than for death or disability, the Option shall expire on the earlier of 90 days after such termination of employment or the date the Option expires in accordance with its terms. If Optionee's employment with the Company and all subsidiaries is terminated due to his disability or death, the Option shall expire on the earlier of the first anniversary of such termination of employment or the date the Option expires in accordance with its terms. During such periods the Option may be exercised by Optionee with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Optionee had continued employment during such period and the Option shall be canceled with respect to all remaining shares of Common Stock; provided that in the event Optionee shall die at a time when the Option, or any portion thereof is exercisable by him, the Option shall be exercisable in whole or in part during the applicable period set forth herein by a legatee or legatees of the Option under Optionee's will, or by his executors, personal representatives or distributees, with respect to the number of shares of Common Stock which Optionee could have purchased hereunder on the date of his death and the Option shall be canceled with respect to all remaining shares of Common Stock.


                 Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his personal representative in the event of Optionee's death, (i) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the principal executive offices of the Company at least three business days prior to the exercise date.

                 15. ASSIGNABILITY. The Option may be exercised only by Optionee during his lifetime and may not be transferred other than by will or the applicable laws of descent or distribution. The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, be similar process. Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

                 16. STATUS AS SHAREHOLDERS. Neither Optionee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until the purchase price for such shares shall have been paid in full and the shares issued.

                 17. SURRENDER OF AGREEMENT, NOTATION. In the event the Option shall be exercised in whole, this agreement shall be surrendered to the Company for cancellation. In the event the Option shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

                 18. ADMINISTRATIVE REGULATIONS. The Option shall be exercised in accordance with such administrative regulations as the Committee shall from time to time adopt.

                 19. TEXAS LAWS. The Option and this agreement shall be construed, administrative and governed in all respects under and by the laws of the State of Texas.

                 20.  RESTRICTIONS.

                          (a)     SECURITIES LAW.  Neither the Option nor the
Shares of Common Stock to be received upon the exercise thereof have at the date of grant been registered pursuant to the Securities Act of 1933, ("Securities Act") as amended or any state securities laws. The Shares issuable upon exercise of the Option may not be transferred, sold or otherwise disposed of without registration under the Securities Act and any applicable state security laws, or exemption therefrom. The Shares issuable upon the exercise of the Option will not be transferred on the records of the Company and new certificates issued unless evidence satisfactory to the Company is presented that such transfer will not be a violation of the Securities Act or any applicable state securities laws, and to evidence such restriction each certificate of Common Stock issued to Optionee shall bear the following or similar restrictive legend:

                 "The shares represented by this certificate have not been registered under the Securities act of 1933, as amended, or the securities laws of any state, pursuant to one or more exemptions therefrom. Such shares may not be sold, transferred or otherwise disposed of in the absence of any such registration unless the Company is furnished with an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is exempt from registration under such laws.

                 These shares are also subject to restrictions contained in the D Stockholders Agreement dated December 31, 1995 as amended, a copy of which is available for inspection at the offices of the Company"

                          (b)     SHAREHOLDER AGREEMENT.  The exercise of the
Option and delivery of the Shares is conditioned on the Optionee executing the D Stockholders Agreement dated effective December 31, 1993 as amended, a copy of which will be furnished Optionee upon request.


                                           CHAMPION HEALTHCARE CORPORATION


                                           By:
                                              ----------------------------


                 The undersigned hereby accepts the foregoing Option and the terms and conditions hereof.

                                           SELECTED EXECUTIVE


                                           -------------------------------


                                           Date:                    , 199
                                                --------------------     -